             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                       ENHANCED DEATH BENEFIT "EDB" RIDER


OVERVIEW:

The EDB Rider ("Rider") is an optional rider the Owner has selected. It provides an enhanced Death Benefit, which guarantees [7%] growth and has an investment cap.

APPLICABILITY:

The Rider is made a part of the contract to which it is attached and is effective on the issue date.

BENEFIT:

The "Death Benefit" provision of the contract is replaced by the following:

I. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date and before his/her [90th] birthday, the Death Benefit will be the greater of:

      (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork have been received at the Principal Office increased for any positive Market Value Adjustment ("MVA"); or

      (b) gross payments accumulated daily at the "EDB Effective Annual Yield" shown on the Specifications page, starting on the Effective Valuation Date of each gross payment and ending on the date of death, adjusted for subsequent withdrawals.

Investment Cap - The value determined in section (b) above cannot exceed [200%] of the total of gross payments and Payment Credits, adjusted for subsequent withdrawals.

II. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date but after his/her [90th] birthday, the Death Benefit will be the greater of:

      (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork have been received at the Principal Office increased for any positive MVA; or

      (b) the Death Benefit, as calculated under Section I, that would have been payable on the deceased's [90th] birthday, increased for subsequent payments and adjusted for subsequent withdrawals.

RESTRICTED FUND:

For purposes of the "Adjustments for Withdrawals" section below, each of the following investment options is considered to be a Restricted Fund:

      [The Fixed Account
      The Guarantee Period Accounts, if available]

ADJUSTMENTS FOR WITHDRAWALS:

Sections I(b) and II(b) and the Investment Cap above are adjusted for withdrawals. For purposes of determining the type of adjustment all withdrawals are classified as either Direct Reduction Withdrawals or Proportionate Reduction
Withdrawals:

      Direct Reduction Withdrawals are withdrawals that directly reduce the appropriate value by an amount equal to the amount of the withdrawal.

      Proportionate Reduction Withdrawals are withdrawals that proportionately reduce the appropriate value. This proportionate reduction is calculated by multiplying the I(b) or II(b) or and the Investment Cap value, determined immediately prior to the withdrawal, by the following:

                Amount of the Proportionate Reduction Withdrawal
                ------------------------------------------------
                    Accumulated Value determined immediately
                 prior to the Proportionate Reduction Withdrawal

ADJUSTMENTS TO SECTIONS I(b) AND THE INVESTMENT CAP

      If no allocation has ever been made to a Restricted Fund (see "Restricted Fund" above) - All withdrawals in a Contract Year that total an amount less than [7%] of gross payments are Direct Reduction Withdrawals. All other withdrawals are Proportionate Reduction Withdrawals. Once Proportionate Reduction Withdrawals are taken, all future withdrawals in any Contract Year are classified as Proportionate Reduction Withdrawals.

      Once an allocation is made to a Restricted Fund - All future withdrawals are Proportionate Reduction Withdrawals.

ADJUSTMENTS TO SECTION II(b)

      All withdrawals are Proportionate Reduction Withdrawals.

CHARGE FOR BENEFIT:

While this Rider is in effect, the Company will assess the EDB Charge (see the Specifications page).

TERMINATION:

This Rider will terminate on the earliest of the following:

      (a)  the Annuity Date;

      (b) the date the Company determines a Death Benefit is payable and the contract is not continued under a spousal takeover; or

      (c)  surrender of the contract.

                    Signed for the Company at Dover, Delaware







             President                                  Secretary

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

                       ENHANCED DEATH BENEFIT "EDB" RIDER

OVERVIEW:

The EDB Rider ("Rider") is an optional rider the Owner has selected. It provides an enhanced Death Benefit, which guarantees [7%] growth, has an investment cap and provides a ratchet.

APPLICABILITY:

The Rider is made a part of the contract to which it is attached and is effective on the issue date.

BENEFIT:

The "Death Benefit" provision of the contract is replaced by the following:

I. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date and before his/her [90th] birthday, the Death Benefit will be the greatest of:

      (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork have been received at the Principal Office increased for any positive Market Value Adjustment ("MVA");

      (b) gross payments accumulated daily at the "EDB Effective Annual Yield" shown on the Specifications page, starting on the Effective Valuation Date of each gross payment and ending on the date of death, adjusted for subsequent withdrawals; and

      (c) the highest Accumulated Value on any contract anniversary prior to the date of death, as determined after being increased for any positive MVA and subsequent payments and adjusted for subsequent withdrawals.

Investment Cap - The value determined in section (b) above cannot exceed [200%] of the total of gross payments and Payment Credits, adjusted for subsequent withdrawals.

II. If an Owner, or an Annuitant if the Owner is a non-natural person, dies before the Annuity Date but after his/her [90th] birthday, the Death Benefit will be the greater of:

      (a) the Accumulated Value on the date on which both the death certificate and all necessary claim paperwork have been received at the Principal Office increased for any positive MVA; or

      (b) the Death Benefit, as calculated under Section I, that would have been payable on the deceased's [90th] birthday, increased for subsequent payments and adjusted for subsequent withdrawals.

RESTRICTED FUND:

For purposes of the "Adjustments for Withdrawals" section below, each of the following investment options is considered to be a Restricted Fund:

      [The Fixed Account
      The Guarantee Period Accounts, if available]

ADJUSTMENTS FOR WITHDRAWALS:

Sections I(b), I(c) and II(b) and the Investment Cap above are adjusted for withdrawals. For purposes of determining the type of adjustment all withdrawals are classified as either Direct Reduction Withdrawals or Proportionate Reduction
Withdrawals:

      Direct Reduction Withdrawals are withdrawals that directly reduce the appropriate value by an amount equal to the amount of the withdrawal.

      Proportionate Reduction Withdrawals are withdrawals that proportionately reduce the appropriate value. This proportionate reduction is calculated by multiplying the I(b), I(c) or II(b) value or the Investment Cap value, determined immediately prior to the withdrawal, by the following:

                Amount of the Proportionate Reduction Withdrawal
                ------------------------------------------------
                    Accumulated Value determined immediately
                 prior to the Proportionate Reduction Withdrawal

ADJUSTMENTS TO SECTIONS I(b) AND THE INVESTMENT CAP

      If no allocation has ever been made to a Restricted Fund (see "Restricted Fund" above) - All withdrawals in a Contract Year that total an amount less than [7%] of gross payments are Direct Reduction Withdrawals. All other withdrawals are Proportionate Reduction Withdrawals. Once Proportionate Reduction Withdrawals are taken, all future withdrawals in any Contract Year are classified as Proportionate Reduction Withdrawals.

      Once an allocation is made to a Restricted Fund - All future withdrawals are Proportionate Reduction Withdrawals.

ADJUSTMENTS TO SECTION I(c) AND II(b)

      All withdrawals are Proportionate Reduction Withdrawals.

CHARGE FOR BENEFIT:

While this Rider is in effect, the Company will assess the EDB Charge (see the Specifications page).

TERMINATION:

This Rider will terminate on the earliest of the following:

      (a)  the Annuity Date;

      (b) the date the Company determines a Death Benefit is payable and the contract is not continued under a spousal takeover; or

      (c)  surrender of the contract.


                    Signed for the Company at Dover, Delaware







           President                                     Secretary